Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAKE-TWO  INTERACTIVE SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0350842
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

622 Broadway New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan

(Full Title of the Plan)

Ben Feder

Chief Executive Officer

Take-Two Interactive Software, Inc.

622 Broadway

New York, NY  10012

(Name and Address of Agent for Service)

(212) 813-6000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Seth Krauss, Esq. Executive Vice President and General Counsel Take-Two Interactive Software, Inc. 622 Broadway New York, NY 10012 (646) 536-3008	Ori Solomon, Esq. Proskauer Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.01 per share	6,408,954	(1)	$8.87	(2)	$56,847,422	(2)	$2,425.24	(3)

(1)

Represents the maximum aggregate number of shares of common stock, par value $0.01 per share (“Common Stock”), of Take-Two Interactive Software, Inc. (the “Corporation” or the “Registrant”) that may be granted under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”), including an aggregate of 1,508,954 shares previously available for grant under the Registrant’s 2002 Stock Option Plan and the Registrant’s Incentive Stock Plan (collectively, the “Existing Plans”). This Registration Statement also registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions which results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)

Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the NASDAQ Global Select Market on April 20, 2009.

(3)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 4,900,000 shares of Common Stock under the Plan. A Registration Statement on Form S-8 has previously been filed on May 18, 2007 (Registration No. 333-143085) for the existing securities under the Incentive Stock Plan and a Registration Statement on Form S-8 has previously been filed on June 22, 2005 (Registration No. 333-126049) for the existing securities under the 2002 Stock Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Corporation are incorporated herein by reference:

1.         the Corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, filed with the Commission on December 19, 2008;

2.         the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009, filed with the Commission on March 11, 2009;

3.         the Corporation’s Current Reports on Form 8-K filed with the Commission on January 16, 2009, March 10, 2009 and April 1, 2009; and

4.         the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Commission for the purpose of updating this description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Corporation discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Corporation may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interest of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses, (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.  To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Registrant’s Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Registrant to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors.

In addition, the Registrant’s By-laws require the Registrant to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2003, filed with the Commission on February 2, 2004)

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 4, 2007)

4.3

Amendment to the Amended and Restated Bylaws of the Registrant dated March 24, 2008 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 26, 2008)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on March 2, 2009)

Item 9.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 23rd day of April, 2009.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/Ben Feder
Ben Feder
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ben Feder, Seth Krauss and Dan Emerson, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Take-Two Interactive Software, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Ben Feder	Chief Executive Officer and Director	April 23, 2009
Ben Feder	(Principal Executive Officer)

/s/Lainie Goldstein	Chief Financial Officer (Principal	April 23, 2009
Lainie Goldstein	Financial and Accounting Officer)

/s/Strauss Zelnick	Executive Chairman	April 23, 2009
Strauss Zelnick

/s/Robert A. Bowman	Director	April 23, 2009
Robert A. Bowman

/s/Grover C. Brown	Director	April 23, 2009
Grover C. Brown

/s/Michael Dornemann	Director	April 23, 2009
Michael Dornemann

/s/John F. Levy	Director	April 23, 2009
John F. Levy

/s/J Moses	Director	April 23, 2009
J Moses

/s/Michael Sheresky	Director	April 23, 2009
Michael Sheresky

EXHIBIT INDEX

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2003, filed with the Commission on February 2, 2004)

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 4, 2007)

4.3

Amendment to the Amended and Restated Bylaws of the Registrant dated March 24, 2008 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 26, 2008)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on March 2, 2009)